Exhibit 3.92
G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP.
BY-LAWS
ARTICLE I
OFFICES
     Section 1. The registered office of G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP. (the “Corporation”) shall be located in Miami, Florida.
     Section 2. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of Shareholders for the election of Directors shall be held in Miami, Florida, at such place as may be fixed from time to time by the Board of Directors.
     Section 2. Annual meetings of Shareholders, commencing with the year 1994, shall be held on the 9th day of October, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
     Section 1. Special meetings of Shareholders for any purpose other than the election of Directors may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, the Board of Directors, or the holders of not less than twenty (20) percent of all the Shares entitled to vote at the meeting.
     Section 3. Written or printed notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally

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or by mail, by or at the direction of the Board, President, or the holders of not less than twenty (20) percent of all the Shares entitled to vote at the meeting to each Shareholder of record entitled to vote at such meeting.
     Section 4. The business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the Shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the Shares of stock issued by the Corporation shall be the act of the Shareholders unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.
     Section 3. Each outstanding Share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by the Shareholder’s duly authorized attorney-in-fact.
     In all elections for Directors every Shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of Shares of stock owned by such Shareholder, for as many persons as there are Directors to be elected, or if the Articles of Incorporation so provide, to cumulate the vote of said Shares, and give one candidate as many votes as the number of Directors multiplied by the number of his or her Shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as the Shareholder may see fit.
     Section 4. Any action required to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE V
DIRECTORS
     Section 1. The number of Directors shall be three (3) Directors need not be residents of the State of Florida nor Shareholders of the Corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of the Shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his or her successor shall

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have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of Shareholders. The number of Directors may be increased or decreased by amendment to the Articles of Incorporation or to these By-Laws.
     Section 2. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the Shareholders, unless the Articles of Incorporation provide otherwise. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office. A Director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Shareholders and until his or her successor shall have been elected and qualified.
     Section 3. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the Shareholders.
     Section 4. The Directors may keep the books of the Corporation outside of the State of Florida, except such as are required by law to be kept within the state, at such place or places as they may from time to time determine.
     Section 5. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.
     Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.
     Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.
     Section 4. Meetings of the Board of Directors may be called by the Chairman of the Board or by the President. Special meetings of the Board of Directors shall be preceded by four (4) business days’ notice sent to Directors of the date, time, and place of the meeting. Notice may be sent in writing or orally, and communicated in person, by telephone, telecopier, E-mail, electronic communication or by mail. The notice shall include the purpose of the meeting.

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     Section 5. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director, at the beginning of the meeting or promptly upon the arrival, objects to the transaction of any business because the meeting is not lawfully called or convened.
     Section 6. Two of the Directors shall constitute a quorum for the transaction of business unless a different number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation. Whether or not a quorum shall be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
ARTICLE VII
EXECUTIVE COMMITTEE
     Section 1. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate two or more Directors to constitute an Executive Committee, to the extent provided in such resolution, which shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.
ARTICLE VIII
NOTICES
     Section 1. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers.
     Section 2. The Board of Directors at its first meeting after each annual meeting of Shareholders shall choose a President, a Vice-President, a Secretary and a Treasurer, none of whom need be a member of the Board.
     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
THE PRESIDENT
     Section 6. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
THE VICE-PRESIDENTS
     Section 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.
     Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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THE TREASURER AND ASSISTANT TREASURERS
     Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
     Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.
     Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
     Section 14. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE X
CERTIFICATES FOR SHARES
     Section 1. The Shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the President of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue Shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any Shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the Shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the Shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.
     Section 2. The signature of the officer of the Corporation upon a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

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UNCERTIFICATED SHARES
     Section 3. The Board of Directors of the Corporation may authorize the issuance of some or all of the Shares of any or all of its classes or series without certificates. Shares already represented by certificates shall not be affected until they are surrendered to the Corporation.
     Section 4. Within thirty (30) days after the issuance or transfer of Shares without certificates, the Corporation shall send Shareholders a written statement of the information required on the certificates by Florida Statute section 607.0625 (2) and (3), and, if applicable, Florida Statute section 607.0627.
LOST CERTIFICATES
     Section 5. The Board of Directors may direct a new certificate or an equivalent new uncertificated security in place of any certificate therefore issued by the Corporation alleged to have been lost, destroyed, or wrongfully taken. When authorizing such issuance of a new certificate or an equivalent new uncertificated security, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.
TRANSFERS OF SHARES
     Section 6. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate or an equivalent new uncertificated security shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.
FIXING OF RECORD DATE
     Section 7. For the purpose of determining Shareholders entitled to notice of a Shareholders’ meeting, to demand a special meeting, to vote, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the record date be fixed not more than seventy days (70) before the meeting or action requiring a determination of Shareholders. For the purpose of determining those Shareholders entitled to demand a special meeting, such record date shall be thirty (30) days before the special meeting. For the purpose of determining those Shareholders entitled to take action without a meeting, such record date shall be thirty (30) days before the action requiring a determination of Shareholders. For the purpose of determining those Shareholders entitled to notice of and to vote at an annual or special Shareholders’ meeting, such record date shall be thirty (30) days before the meeting. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

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LIST OF SHAREHOLDERS
     Section 8. After fixing a record date for a meeting, the officer or agent in charge of the records for Shares shall prepare an alphabetical list of the names of all Shareholders who are entitled to notice of a Shareholders’ meeting, arranged by voting group, with the address of, and the number and class and series, if any, of Shares held by each. The Shareholders’ list shall be available for inspection by any Shareholder for a period of ten (10) days prior to the meeting and shall be kept on file at the Corporation’s principal office. A Shareholder or the Shareholder’s agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of Florida Statute section 607.1602(3) during regular business hours and at the Shareholder’s expense, during the period it shall be available for inspection. The Shareholders’ list shall be made available at the meeting, and any Shareholder or the Shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The Shareholders’ list shall be prima facie evidence of the identity of Shareholders entitled to examine the Shareholders’ list or to vote at a meeting of Shareholders.
ARTICLE XI
GENERAL PROVISIONS
DISTRIBUTIONS
     Section 1. Subject to the restrictions of the Articles of Incorporation relating thereto, if any, and to limitation by statute, distributions may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be made in cash, in property, or as a dividend. Share dividends may be issued pro rata and without consideration to the Corporation’s Shareholders or to the Shareholders of one or more classes or series, subject to the provisions of the Articles of Incorporation.
     Section 2. Before any distribution may be made, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper to meet debts of the Corporation as they become due in the usual course of business, or for such other purpose as the Directors shall think conducive to the interest of the Corporation.
CHECKS
     Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Florida”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
MISCELLANEOUS
     Section 6. Where appropriate, the singular shall include the plural, and vice versa, and the male gender shall include the female and neuter. The captions in these By-Laws are for convenience only, and they shall not effect the constructions of the provisions hereof.
ARTICLE XII
AMENDMENTS
     Section 1. These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted at any regular or special meeting of the Shareholders at which a quorum shall be present or represented, by the affirmative vote of a majority of the Shares issued and outstanding and entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.
     Section 2. These By-Laws supersede and replace any and all prior By-Laws of the Corporation.
     Certified to be the By-Laws adopted by the Shareholders and Directors of the Corporation, at a Special Joint Meeting of the Shareholders and Directors of the Corporation held on June 25, 2004.
Attest:

/s/ Gunter Olbrich GUNTER OLBRICH, President

/s/ Birgit Olbrich BIRGIT OLBRICH, Secretary

BYLAWS OF
G.A. INTERNATIONAL ELECTRONICS OF ALASKA CORP.
ARTICLE I
OFFICES
Section 1. REGISTERED OFFICE
The registered office of G.A. INTERNATIONAL ELECTRONICS OF ALASKA CORP. (“the Corporation”) shall be located in the State of Alaska, as required by law.
Section 2. OTHER OFFICES
The Corporation may have offices at such other places both within or without the State of Alaska as the Board of Directors may from time to time designate, or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS: MEETINGS AND VOTING
Section 1. PLACE OF MEETINGS
Meetings of the Shareholders shall be held at the principal office and place of business of the Corporation or at such other place, either within or without the State of Alaska, as the Board of Directors may designate.
Section 2. ANNUAL MEETING
The annual meeting of the Shareholders commencing with the year 2005 shall be held on the 5th day of January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the principal office and place of business of the Corporation, or at such other place that the President of the Corporation may reasonably designate, at 10:00 a.m. At the annual meeting, the Shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may be properly brought before the meeting. In the event that the annual meeting is not held on the date herein provided for such meeting, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as may be convenient. Such meeting shall be called in the same manner as the annual meeting, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting.
Section 3. SPECIAL MEETINGS
Special meetings of the Shareholders may be called by the President or the Board of Directors and shall be called by the Secretary at the request in writing of holders of not less than fifteen

(15%) percent of all the Shares entitled to vote at such meeting. Such request shall state the purpose of the proposed meeting.
Section 4. NOTICE OF MEETINGS
     (a) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at their address as it appears or the stock transfer books of the Corporation, with postage thereon prepaid.
     (b) Notice of any regular or special meeting may be waived by written consent whether executed before or subsequent to such meetings. The attendance of any Shareholder in person or their representative by proxy at any regular or special meeting shall be deemed a waiver of the notice hereby prescribed except where a Shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     (c) When a meeting is adjourned for thirty (30) days or more, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting shall be given in the same manner as an original meeting. In all other cases no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.
Section 5. QUORUM
     (a) At any meeting of the Shareholders, the holders of a majority of the Shares entitled to vote being present in person or represented by proxy shall constitute a quorum for the transaction of business. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
     (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.
     (c) If a quorum is present, the affirmative vote of a majority of the Shares represented at the meeting shall be the act of the Shareholders unless the vote of a greater number of Shares is required by law or by the Articles of Incorporation.

Section 6. VOTING OF SHARES
     (a) Each outstanding Share is entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the Shares of a class are limited or denied by the Articles of Incorporation.
     (b) A Shareholder may vote their Shares either in person or by proxy executed in writing by the Shareholder or by their duly authorized attorney-in-fact and filed with the Secretary before being voted. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     (c) At all elections of Directors, each Shareholder, to the extent permitted by the Articles of Incorporation or any Shareholder Agreement in effect, shall be entitled to cumulate as many votes as shall equal the number of Shares of their stock, multiplied by the number of Directors to be elected and for which they are entitled to vote, and they may cast all of such votes for a single Director or they may distribute them among the candidates as they may see fit.
Section 7. VOTING RIGHTS
The persons entitled to receive a notice of and to vote at any Shareholder’s meeting shall be determined from the records of the Corporation on the date of mailing of the notice or on such other date not more than fifty (50) nor less than ten (10) days before such meeting as shall be fixed in advance by the Board of Directors.
Section 8. VOTING OF SHARES BY CERTAIN HOLDERS
     (a) Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.
     (b) Shares held by any administrator, executor, guardian or conservator may be voted by them, either in person or by proxy, without a transfer of such Shares into their name. Shares standing in the name of a trustee may be voted by them, either in person or by proxy, but no trustee shall be entitled to vote Shares held by them without a transfer of such Shares into their name.
     (c) Shares standing in the name of a receiver may be voted by such receiver, and Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into their name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.
     (d) A Shareholder whose Shares are pledged shall be entitled to vote such Shares until the Shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Shares so transferred.
     (e) Neither treasury shares, nor shares of its own stock held by a Corporation in a fiduciary capacity, nor Shares held by another Corporation if a majority of the Shares entitled to vote for the election of Directors of such other Corporation is held by the Corporation shall be voted at any meeting or counted in determining the total number of outstanding Shares at any given time.
Section 9. VOTING LISTS
The officer or agent having charge of the stock transfer books for Shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of Shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
Section 10. ACTION WITHOUT A MEETING
Any action which the law, the Articles of Incorporation, or the Bylaws require or permit the Shareholders to take at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Shareholders entitled to vote on the matter. The consent which shall have the same effect as a unanimous vote of the Shareholders shall be filed in the records of minutes of the Corporation.
ARTICLE III
DIRECTORS: MANAGEMENT
Section 1. POWERS
The business and affairs of the Corporation shall be managed by a Board of Directors who shall exercise or direct the exercise of all corporate powers except to the extent Shareholder authorization is required by law, the Articles of Incorporation or these Bylaws.
Section 2. NUMBER
The Board of Directors shall consist of four members until the number is changed by the Board of Directors by amendment of these Bylaws. No reduction of the number of Directors shall have the effect of removing any director prior to the expiration of their term of office. Directors need not be residents of the State of Alaska nor Shareholders of the Corporation.
Section 3. ELECTION AND TENURE OF OFFICE
The Directors shall be elected at the annual meeting of the Shareholders to serve for one year or until their successors are elected and qualified. Their term of office shall begin immediately after election.

The Directors may be removed at any time and without cause by a majority vote of the Shares issued; provided, however, that no such removal shall be effective if the votes cast against such removal would have been sufficient to elect such Director if then cumulatively voted at an election of the entire Board of Directors.
Section 4. VACANCIES
     (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any Director.
     (b) Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office for the balance of the unexpired term of their predecessor and until their successor is elected and qualified.
     (c) The Shareholders may at any time elect a Director to fill any vacancy not filled by the Directors, and shall elect the additional Directors in the event an amendment of the Bylaws is adopted increasing the number of Directors.
     (d) If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 5. MEETINGS
     (a) Meetings of the Board of Directors shall be held at such place as may be designated from time to time by the Board of Directors or other such persons calling the meeting.
     (b) Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of the annual meetings of the Shareholders.
     (c) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or in their absence by the Vice President, or by any two Directors.
Section 6. NOTICE OF SPECIAL MEETINGS
     (a) Notice of the time and place of special meetings shall be given orally or delivered in writing personally or by mail, telegram or fax at least 24 hours before the meeting. Notice shall be sufficient if actually received at the required time or if mailed, telegraphed or faxed not less than three (3) days before the meeting. Notice mailed, telegraphed or faxed shall be directed to the Director’s actual address ascertained by the person giving the notice.
     (b) Notice of the time and place of holding an adjourned meeting need not be given if such time and place is fixed at the meeting adjourned.
     (c) Notice of any special meeting may be waived by written consent, whether executed before or subsequent to such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 7. QUORUM AND VOTE
     (a) A majority of the Directors shall constitute a quorum for the transaction of business. A minority of the Directors, in the absence of a quorum, may adjourn from time to time but may not transact any business.
     (b) The action of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the act of a greater number is required by law, by the Articles of Incorporation or these bylaws.
ARTICLE IV
OFFICERS
Section 1. DESIGNATION ELECTION QUALIFICATION
     (a) The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors shall from time to time appoint. The officers shall be elected by and serve at the pleasure of the Board of Directors. Two or more offices except the offices of President and Secretary, may be held by the same person.
     (b) The Board of Directors at its first meeting after each annual meeting shall elect a President from among the Directors, and shall choose a Vice President, a Secretary and a Treasurer, none of whom need be a member of the Board. No officer need be a Shareholder.
     (c) The Board of Directors in its discretion may elect from among its members a Chairman of the Board of Directors who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board may prescribe.
     (d) Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 2. COMPENSATION AND TERM OF OFFICE
     (a) The compensation and term of office of all the officers of the Corporation shall be fixed by the Board of Directors.
     (b) Any officer may be removed, either with or without cause, by action of the Board of Directors.
     (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective provided that the Board of Directors may reject any post-dated resignation by notice in writing to the resigning officer.
     (d) This section shall not affect the rights of the Corporation or any officer under any express contract of employment.
Section 3. PRESIDENT
     (a) The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at the meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including an executive committee, if any, shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.
     (b) The President shall execute bonds, mortgages and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
Section 4. VICE PRESIDENTS
The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and except as specially limited by vote of the Board of Directors, perform the duties and exercise the powers of the President. They shall perform such other duties and shall have such other powers as prescribed by the Board of Directors.
Section 5. SECRETARY
     (a) The Secretary shall attend all meetings of Directors and Shareholders and shall keep or cause to be kept a book of minutes of all meetings of Directors and Shareholders showing the time and place of the meeting, whether it was regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings, the number of Shares present or represented at Shareholders’ meetings and the proceedings thereof.
     (b) The Secretary shall keep or cause to be kept a share register, or a duplicate share register, showing the names of the Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for such Shares, and the number and date of cancellation of certificates surrendered for cancellation.
     (c) The Secretary shall give or cause to be given such notice of the meetings of the Shareholders and of the Board of Directors as is required by the Bylaws. The Secretary shall keep the seal of the Corporation and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.
Section 6. TREASURER
     (a) The Treasurer shall have the custody of the corporate funds, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
     (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of their transactions as Treasurer and of the financial condition of the Corporation.
Section 7. ASSISTANTS
The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer or both. Such assistants may exercise the power of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors or by the Bylaws.
Section 8. GENERAL MANAGER
The Board of Directors may also appoint or authorize the appointment of a General Manager, who shall hold office at the pleasure of the Board of Directors. The Board of Directors may delegate to the General Manager such executive powers and authority as they may deem necessary to facilitate the handling and management of the Corporation’s property and interests.
ARTICLE V
EXECUTIVE AND OTHER COMMITTEES
Subject to law, the provisions of the Articles of Incorporation and the Bylaws, the Board of Directors may appoint an executive committee and such other committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Such committees shall hold office at the pleasure of the Board of Directors.
ARTICLE VI
CORPORATE RECORDS AND REPORTS
Section 1. RECORDS
The Corporation shall maintain adequate and correct books, records and accounts of its business and properties. All of such books, records and accounts shall be kept at its place of business as fixed by the Board of Directors, except as otherwise provided by law.

Section 2. INSPECTION
All books and accounts of the Corporation shall be open to inspection by the Shareholders in the manner and to the extent required by law.
Section 3. CERTIFICATION AND INSPECTION OF BYLAWS
The original or a copy of the Bylaws and any amendments thereto, certified by the Secretary, shall be open to inspection by the Shareholders and Directors in the manner and to the extent required by law.
Section 4. CHECKS, DRAFTS, ETC.
All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the Board of Directors.
ARTICLE VII
CERTIFICATES AND TRANSFER OF SHARES
Section 1. CERTIFICATES FOR SHARES
     (a) Certificates for Shares shall be in such form as the Board of Directors may determine. The certificates shall designate the state in which the Corporation was incorporated, the name of the record holder of the Shares represented thereby, the number of the certificate, the date of issuance, the number of Shares for which it is issued, the par value of such Shares, if any, or that such Shares are without par value, the rights, privileges, preferences and restrictions of the stock, if any, the provisions as to redemption or conversion, if any, and shall make reference to any liens or restrictions upon transfer or voting.
     (b) Every certificate for Shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation, it may be authenticated by facsimiles of the signatures of such officers.
Section 2. REGISTERED SHAREHOLDERS
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares for all purposes, including distribution of dividends, voting and liability for assessments. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 3. TRANSFER ON BOOKS
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.
Section 4. RESTRICTIONS ON TRANSFER
No securities of this Corporation or certificates representing such securities shall be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto, the Bylaws or any buy and sell agreement, right of first refusal, or other agreement restricting such transfer which has been filed with the Corporation if reference to any such restrictions is made on the certificates representing such securities. The Corporation shall not be bound by any restriction not so filed and noted. The Corporation may rely in good faith upon the opinion of its counsel as to such legal or contractual violation with respect to any such restrictions unless the issue has been finally determined by a court of competent jurisdiction. The Corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such certificate and any certificates issued in replacement or exchange therefore or with respect thereto.
Section 5. LOST, STOLEN OR DESTROYED CERTIFICATES
In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon proof of the loss, theft or destruction and upon the giving of such bond or other security as may be required by the Board of Directors.
Section 6. TRANSFER AGENTS AND REGISTRARS
The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the Shares of the Corporation who shall have such powers and duties as the Board of Directors shall specify.
Section 7. CLOSING STOCK TRANSFER BOOKS
     (a) The Board of Directors may close the transfer books for a stated period not exceeding fifty (50) days to determine the Shareholders entitled to notice of or to vote at a meeting of Shareholders, or entitled to receive payment of a dividend, or in order to make a determination of Shareholders for any proper purpose. If the stock transfer books are closed to determine Shareholders entitled to notice of or to vote at a meeting of Shareholders, they shall be closed for at least ten (10) days immediately preceding the meeting.
     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of Shareholders. This record date shall not be more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days before the date on which the particular action requiring the determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or

Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted is, as the case may be, the record date for the determination of Shareholders.
Section 8. CORPORATIONS OPTION TO PURCHASE STOCK OF TRANSFERING SHAREHOLDER
No stock in the Corporation shall be transferred to a person who is not already a Shareholder unless the Shares shall have first been offered for sale to the other Shareholders of the Corporation on a pro rata basis so as to maintain the proportionate ownership of the nonselling Shareholders, at the same price and on the same terms as would govern upon a transfer to a person not a Shareholder. The offer shall be made in writing, and shall set forth the price and terms and shall be sent by registered mail to each Shareholder of the Corporation at the address listed on the corporate books. The right to transfer this stock to a person not a Shareholder shall not exist until the other Shareholders refuse the offer made as provided above, or until the Shareholders fail for a period of thirty (30) days after receipt of the written offer to the Shareholders to accept same by compliance with the terms therein set forth. If the Shareholders refuse to exercise this option, the Shares shall then be offered to the Corporation in the same manner as offered to the Shareholders, and the right to transfer the Shares shall not exist until the Corporation, through its Board of Directors, have rejected the offer or failed to accept within the time limit above set forth. No sale for less than that amount set forth in the offer to the Shareholders and the Corporation shall be permitted until such time as the offer for this lower amount has been received and rejected in accordance with the provisions of this Bylaw.
ARTICLE VIII
DIVIDENDS AND WORKING CAPITAL
Section 1. DIVIDENDS
Dividends may be declared by the Board of Directors from time to time out of the surplus or net profits of the Corporation and shall be payable at such time or times as the Board of Directors shall determine, subject to preferences and provisions set forth in the Articles of Incorporation and statutes.
Section 2. WORKING CAPITAL
Before the payment of any dividends or the making of any distributions of the net profits, there may be set aside out of the net profits of the company such sum or sums as the Board of Directors may from time to time in their discretion think proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may from time to time increase, diminish or vary such capital or such reserve fund in their judgment and discretion.

ARTICLE IX
GENERAL PROVISIONS
Section 1. FISCAL YEAR
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 2. SEAL
The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “State of Alaska”.
Section 3. INDEMNIFICATION
The Board of Directors may provide generally or specifically for the indemnification, exoneration, reimbursement or defense of any present or former Director, officer, employee, affiliate agent or contractor of this Corporation for expenses, claims, liabilities, indebtedness, penalties, damage or injury incurred by or caused by them in such capacity except for their own negligence, knowing unauthorized acts, or defalcations not ratified, confirmed or adopted or the benefit thereof received by this Corporation.
Section 4. CONTRACTS
No contract or other transaction between this Corporation and any other corporation or concern shall be invalid or avoidable merely by reason of the fact that one or more Shareholders, Directors or officers of this Corporation are interested in or are Directors or officers of such other corporation or concern, and any Shareholder, Director or officer of this Corporation may be a party to, interested in or profit from any contract or transaction with this Corporation, provided that the relationship, interest or profit is disclosed to the Board of Directors of this Corporation and the contract or transaction is duly approved by action of a majority of the Board of Directors present when such action is taken, or consented to by a majority of the Board of Directors (without counting the vote of any Directors interested or related if a vote is cast provided, that such Director may be counted for the purposes of determining the existence of a quorum); no such Shareholder, acting as such, shall be liable for any loss incurred under or by reason of such contract or transaction, merely by reason of such relationship or interest. Where such Director’s vote is necessary to the entering of such contract or transaction, the contract or transaction shall not be void or voidable if it is fair to this Corporation or its Shareholders at the time it is authorized or approved.
Section 5. MISCELLANEOUS
Where appropriate, the singular shall include the plural, and vice versa, and the male gender shall include the female and neuter. The captions of these Bylaws are for convenience only, and they shall not effect the construction of the provisions hereof.

Section 6. AMENDMENT OF BYLAWS
     (a) Except as otherwise provided by law, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws.
     (b) Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.
     (c) These Bylaws supercede and replace any and all prior Bylaws of the Corporation.
Certified to be the Bylaws adopted by the Shareholders and Directors of the Corporation at a Special Joint Meeting of the Shareholders and Directors of the Corporation held on January 5, 2005.

Attest:	/s/ Gunter Olbrich GUNTER OLBRICH, President

/s/ Birgit Olbrich BIRGIT OLBRICH, Secretary

G.A. INTERNATIONAL ELECTRONICS OF ALASKA CORP.
AMENDMENT TO BY-LAWS
     The undersigned, the Shareholders of G.A. INTERNATIONAL ELECTRONICS OF ALASKA CORP., (the “Corporation”) in accordance with Article IX, Section 6(a) of the By-Laws of the Corporation (the “By-Laws”) hereby delete Section 8 of Article VII of the By-Laws in its entirety and hereby delete the current first sentence of Article III, Section 2 Of the By-Laws, and in its place and stead, substitute the following, all effective as of the effective date of the Closing set forth in the Stock Purchase Agreement dated as of July 25, 2008:
ARTICLE III
DIRECTORS: MANAGEMENT
     Section 1. The number of Directors may be one (1).
     Certified to be an Amendment of the By-Laws of the Corporation duly adopted by the Shareholders and Directors of the Corporation, at a Special Joint Meeting of the Shareholders and Directors of the Corporation held on July 14, 2008, duly executed by the undersigned in one or more counterparts, all of which together shall be considered one and the same instrument.

Attest:	G.A. INTERNATIONAL ELECTRONICS OF ALASKA CORP.

/s/ Gunter Olbrich Gunter Olbrich, President

/s/ Gunter Olbrich GUNTER OLBRICH, President and Chairman Shareholder and Director

/s/ Birgit Olbrich BIRGIT OLBRICH, Senior Vice President, Secretary and Treasurer Shareholder and Director

/s/ Stefanie Olbrich Simonson STEFANIE OLBRICH SIMONSON, Assistant Treasurer Shareholder and Director

/s/ Edwin Mayer, III EDWIN MAYER, III Vice President-West Coast Operations Shareholder and Director

G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP.
AMENDMENT TO BY-LAWS
     The undersigned, the Shareholders of G.A. INTERNATIONAL ELECTRONICS OF FLORIDA CORP., (the “Corporation”) in accordance with Article XII, Section 1 of the By-Laws of the Corporation (the “By-Laws”) hereby delete the current first sentence of Article V, Section 1 of the By-Laws, and in its place and stead, substitute the following, effective as of the effective date of the Closing set forth in the Stock Purchase Agreement dated as of July 25, 2008:
ARTICLE V
DIRECTORS
     Section 1. The number of Directors may be one (1).
     Certified to be an Amendment of the By-Laws of the Corporation duly adopted by the Shareholders and Directors of the Corporation, at a Special Joint Meeting of the Shareholders and Directors of the Corporation held on July 14, 2008, duly executed by the undersigned in one or more counterparts, all of which together shall be considered one and the same instrument.
Attest:

G.A. INTERNATIONAL ELECTRONICS OF
FLORIDA CORP.

/s/ Gunter Olbrich, President Gunter Olbrich, President

/s/ Gunter Olbrich GUNTER OLBRICH,
President and Chairman
Shareholder and Director

/s/ Birgit Olbrich BIRGIT OLBRICH,
Senior Vice President, Secretary and Treasurer
Shareholder and Director

/s/ Stefanie Olbrich Simonson STEFANIE OLBRICH SIMONSON,
Assistant Treasurer
Shareholder and Director

          Resolved, that effective as 11:59 p.m. on the date of the Closing, the following persons are elected to the offices indicated

Michael T. Strianese	Chief Executive Officer
Gunter Olbrich	President
Ralph G. D’Ambrosio	Chief Financial Officer
Stefanie Olbrich Simonson	Vice President, Finance
Steven M. Post	Vice President, Secretary
Steven M. Souza	Vice President, Treasurer
Lawrence Van Blerkom	Vice President, Taxes and Assistant Treasurer
Kenneth W. Manne	Vice President
Shelia M. Sheridan	Vice President, Administration
Kenneth R. Goldstein	Assistant Treasurer
and all other officers be and hereby removed from such office effective as of 11:59 p.m. on the date of the closing;
          RESOLVED, that any actions taken in furtherance of the foregoing resolutions prior to the date hereof be, and the same hereby are, ratified, confirmed and approved as the true act and deed of the Corporation; and
     IN WITNESS WHEREOF, the undersigned Directors have executed this Resolution in one or more counterparts, all of which together shall be considered one and the same instrument, as of the date set forth below.
Dated: July 21, 2008

/s/ Gunter Olbrich GUNTER OLBRICH

/s/ Birgit Olbrich BIRGIT OLBRICH

/s/ Stefanie Olbrich Simonson STEFANIE OLBRICH SIMONSON

          Resolved, that effective as 11:59 p.m. on the date of the Closing, the following persons are elected to the offices indicated

Michael T. Strianese	Chief Executive Officer
Gunter Olbrich	President
Ralph G. D’Ambrosio	Chief Financial Officer
Stefanie Olbrich Simonson	Vice President, Finance
Steven M. Post	Vice President, Secretary
Steven M. Souza	Vice President, Treasurer
Lawrence Van Blerkom	Vice President, Taxes and Assistant Treasurer
Kenneth W. Manne	Vice President
Shelia M. Sheridan	Vice President, Administration
Kenneth R. Goldstein	Assistant Treasurer
and all other officers be and hereby removed from such office effective as of 11:59 p.m. on the date of the closing;
          RESOLVED, that any actions taken in furtherance of the foregoing resolutions prior to the date hereof be, and the same hereby are, ratified, confirmed and approved as the true act and deed of the Corporation; and
     IN WITNESS WHEREOF, the undersigned Directors have executed this Resolution in one or more counterparts, all of which together shall be considered one and the same instrument, as of the date set forth below.
Dated: July 21, 2008

/s/ Gunter Olbrich GUNTER OLBRICH

/s/ Birgit Olbrich BIRGIT OLBRICH

/s/ Stefanie Olbrich Simonson STEFANIE OLBRICH SIMONSON